File Nos. 33-48696 & 811-6707

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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[ ]	Preliminary Proxy Statement
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[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

NARRAGANSETT INSURED TAX-FREE INCOME FUND
(Exact Name of Registrant as Specified in Charter)

380 Madison Avenue, Suite 2300
New York, New York 10017
(Address of Principal Executive Offices)

 (212) 697-6666
(Registrant's Telephone Number)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

FOR FINANCIAL PROFESSIONAL USE ONLY – NOT FOR DISTRIBUTION

Narragansett Insured Tax-Free Income Fund

2012 Special Meeting of Shareholders

Summary and Questions & Answers for Financial Professionals

Applicable to Proxy materials being mailed to
Narragansett Insured Tax-Free Income Fund shareholders
for the October 17th, 2012 meetings

Summary Related to the October 17, 2012 Annual Meeting and Special Meeting of Shareholders

•	Annual Meeting
o	Elect seven Trustees
o	Ratify or reject the independent accounting firm

•	Special Meeting of Shareholders
o	Proposal 1A: Approve elimination of the Fund’s current fundamental policy requiring that 80% of the Fund’s assets be invested in insured Rhode Island Obligations
o	Proposal 1B: Approve elimination of the Fund’s current fundamental policy relating to permitted Fund investments, which limits Fund investments to only Rhode Island Obligations
o	Proposal 1C: Approve elimination of the Fund’s fundamental policy relating to investments in voting securities, other investment companies, and certain other instruments

Proposals No. 1A, 1B and 1C:  Elimination of Certain of the Fund’s Fundamental Policies

What is Proposal 1A?

•	Proposal 1A would eliminate the current fundamental policy, which states that, under normal circumstances, 80% of the Fund’s assets will be invested in Rhode Island Obligations which are insured.
•	If shareholders approve the proposal, the Fund will be permitted to invest without limit in Rhode Island Obligations which are not insured.
•	If shareholders approve the proposal, the word “Insured” would be removed from the Fund’s name, and the Fund would be re-named Aquila Narragansett Tax-Free Income Fund.

What is the reason for eliminating the fundamental policy as proposed in 1A?

•
The Sub-Adviser’s ability to invest the Fund in tax-free municipal obligations which pay interest exempt from Rhode Island state and regular Federal income taxes (“Rhode Island Obligations”) currently is restricted by the requirement that such obligations be insured.

•
In recent years, fewer issuers have come to market with insured bonds.  This is as a result of the fact that the firms which had historically provided bond insurance had taken on more risk by insuring mortgage

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products in addition to municipal debt, and the major credit rating agencies (Moody’s, Standard & Poor’s and Fitch) have, in turn, either downgraded or eliminated the ratings of many insurers.
•
Because the ability of many of the insurers to pay claims has been downgraded, the protection of such insurance has been diminished and there is no assurance that a downgraded insurer can be relied upon for payment.

•	As bonds in the Fund’s portfolio mature or are called, the Sub-Adviser has experienced difficulty in replacing matured/called bonds with new insured Rhode Island Obligations.
•	The Fund’s current fundamental policy permits it to invest no more than 20% of its net assets in Rhode Island Obligations that are not insured, and the Fund is currently near that 20% limit.

What is Proposal 1B?

•
Proposal 1B would eliminate the current fundamental policy which states that the Fund cannot buy any securities other than Rhode Island Obligations, which are defined as  tax-free municipal obligations which pay interest exempt from Rhode Island state and regular Federal income taxes.

What is the reason for eliminating the fundamental policy as proposed in 1B?

•	The Fund believes the current fundamental policy may be unduly restrictive, and prevent the Fund from reacting in a timely manner to changes in the financial markets.
•	In particular, the current fundamental policy prohibits the Fund from investing in taxable money market instruments and short-term debt securities as well as shares of money market funds.
•
If shareholders approve Proposal 1B the Fund will be permitted to invest a portion of the Fund’s assets in taxable money market instruments and short-term debt securities and, if shareholders approve Proposal 1B and Proposal 1C, the Fund will be permitted invest a portion of the Fund’s assets in shares of money market funds.

•
The Fund would utilize money market funds, taxable money market instruments and short-term debt securities for cash management purposes and, if necessary, for temporary defensive purposes.  Using money market funds for cash management purposes could allow the Fund to potentially obtain a higher return on cash balances if deemed desirable from a portfolio management perspective, as well as taking into account other considerations such as tax consequences.

What is Proposal 1C?

•
Proposal 1C would eliminate the current fundamental policy which states that the Fund cannot buy any voting securities, any shares of other investment companies or any warrants, puts, calls or combinations thereof.

What is the reason for eliminating the fundamental policy as proposed in 1C?

•	The Fund believes the current fundamental policy may be unduly restrictive, and prevent the Fund from reacting in a timely manner to changes in the financial markets.
•	In particular, the current fundamental policy prohibits the Fund from buying shares of other investment companies, including money market funds.

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•
If shareholders approve Proposal 1B and Proposal 1C, the Fund will be permitted to utilize money market funds for cash management purposes and, if necessary, for temporary defensive purposes.  This could allow the Fund to potentially obtain a higher return on cash balances if deemed desirable from a portfolio management perspective, as well as taking into account other considerations such as tax consequences.

Will the investment objective of the Fund change along with the elimination of these fundamental policies?

•	The Fund’s investment objective is not proposed to change and shall remain the same.
•	The Fund shall continue to seek to provide as high a level of current income exempt from Rhode Island state and regular Federal income taxes as is consistent with preservation of capital.

If Proposals 1A, 1B and 1C are approved, what changes in Fund investments are being contemplated?

•	If shareholders approve Proposal 1A, 1B and 1C, the Fund will be able to invest, to the extent consistent with other Fund investment policies and restrictions,
o	more than 20% of aggregate assets in tax-free municipal obligations which pay interest exempt from Rhode Island state and regular Federal income taxes which are not insured
o	not more than 20% of aggregate assets in:
▪	shares of money market funds
▪	taxable money market instruments and short-term debt securities
▪
other investments including, but not limited to, taxable obligations issued by the state of Rhode Island and other states, other taxable obligations such as Build America Bonds, and U.S. government securities

•	although the Sub-Adviser does not intend to immediately invest in these securities, it may do so in the future
•	The Sub-Adviser has no current intention to invest any of the Fund’s assets in
o	voting securities such as equity securities
o	other investment companies, with the exception of money market funds
o
warrants, puts or calls; the Fund would only invest in warrants, puts and calls subject to any limitations imposed by the Board of Trustees or the Sub-Adviser from time to time, as well as the Fund’s other investment policies

•
The Fund will be provided with the flexibility to make certain other investments in the future.  Any new investment practices, however, would be subject to thorough review and prior approval by the Trustees.

In what respects will the Fund policies remain as they are?

•
A fundamental policy, which is not proposed to change, requires the Fund, under normal circumstances, to invest at least 80% of its assets in tax-free municipal obligations which pay interest exempt from Rhode Island state and regular Federal income taxes (“Rhode Island Obligations”), the income paid on which will not be subject to the Alternative Minimum Tax.

•
Other than the changes described, the proposed elimination of the fundamental policies is not expected to materially affect the manner in which the Fund’s investment program is conducted at this time, as described in the Fund’s Prospectus and Statement of Additional Information.

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How would the three proposed changes to the fundamental policies be beneficial to shareholders?

Elimination of the fundamental policies, as proposed in 1A, 1B, and 1C:

•	Is designed to afford the Fund the maximum flexibility permitted under law from time to time
•	Is expected to facilitate management of the Fund’s portfolio and provide the Fund with the flexibility to respond to changing markets, new investment opportunities and future changes in applicable law
•
Is not expected to materially affect the manner in which the Fund’s investment program is conducted at this time, as described in the Fund’s Prospectus and Statement of Additional Information, except as described above

•
Elimination of the fundamental policy, as proposed in 1A, will permit the Fund to invest without limit in Rhode Island Obligations which are not insured, which will give the Fund the flexibility to invest in a more diversified pool of Rhode Island issuers.

•	Elimination of the fundamental policy, as proposed in 1B, will provide the Fund with the flexibility to invest up to 20% of its aggregate portfolio assets in:
o	taxable money market instruments and short-term debt securities for cash management purposes and, if necessary, for the temporary defensive purposes
o	investments other than Rhode Island Obligations (which are defined as tax-free municipal obligations which pay interest exempt from Rhode Island state and regular Federal income taxes)
o
other investments including, but not limited to, taxable obligations issued by the state of Rhode Island and other states, other taxable obligations such as Build America Bonds, and U.S. government securities

•
Elimination of the fundamental policies, as proposed in 1B and 1C, will permit the Fund to invest in shares of money market funds for cash management purposes and, if necessary, for temporary defensive purposes.

What is the opinion of the Board of Trustees regarding the proposed elimination of these fundamental policies?

•	The Board of Trustees of the Fund unanimously recommends that shareholders vote FOR each proposal

What would happen if any of the proposals are not approved by shareholders?

•
If any of Special Meeting Proposals 1A, 1B and 1C are not approved by the shareholders, the Board of Trustees will consider what further action is appropriate, which could include calling another shareholder meeting

•
Approval of one proposal is not contingent upon the approval of the other proposal; however, both Proposals 1B and 1C must be approved by shareholders in order for the Fund to have the ability to invest in money market funds

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